Exhibit 10.9

SECURITIES SUBSCRIPTION AGREEMENT

TO:	The Directors of Aquarius I Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 1,437,500 ordinary shares (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Memorandum & Articles of Association of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Aquarius Sponsor Ltd.
Address:	Ritter House, Wickhams Cay II, PO Box 3170
Road Town, Tortola VG1110
British Virgin Islands

AQUARIUS SPONSOR LTD.

Signed:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Director

Dated:	April 20, 2021

Accepted:

AQUARIUS I ACQUISITION CORP.

Signed:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Director

Dated:	April 20, 2021